Exhibit 99.1

                     Aaron Rents Directors Declare Dividend

    ATLANTA, Nov. 17 /PRNewswire-FirstCall/ -- The Board of Directors of Aaron Rents, Inc. (NYSE: RNT), the nation's leader in the rental, sales and lease ownership, and specialty retailing of residential and office furniture, consumer electronics and home appliances and accessories, has declared a quarterly cash dividend. The dividend declared is $.013 per share on Common Stock and $.013 per share on Class A Common Stock, payable January 3, 2005 to shareholders of record as of the close of business on December 1, 2004.

    Aaron Rents, Inc., based in Atlanta, currently has over 1,000 Company-operated and franchised stores in the United States, Puerto Rico, and Canada for the rental and sale of residential and office furniture, accessories, consumer electronics and household appliances. The Company manufactures furniture, bedding and accessories at 10 facilities in four states.

SOURCE  Aaron Rents, Inc.
    -0-                             11/17/2004
    /CONTACT: Gilbert L. Danielson, Executive Vice President and Chief Financial Officer of Aaron Rents, Inc., +1-404-231-0011/
    /Web site:  http://www.aaronrents.com /
    (RNT)

CO:  Aaron Rents, Inc.
ST:  Georgia
IN:  REA
SU:  DIV